Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Electric Company

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-47500, 333-23767, and 333-96287) of General Electric Company of our report dated May 9, 2002, relating to the financial statements of GE Savings and Security Program as of and for the years ended December 31, 2001 and 2000, and related supplemental schedule, which appear in the December 31, 2001 annual report on Form 11-K of General Electric Company.

                                                                         /s/ KPMG LLP

New York, New York
June 24, 2002